UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

On March 1, 2022, Evofem Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) pursuant to which the Company agreed to offer, issue and sell to the Purchasers in a registered direct offering (the “Offering”) (i) unsecured 5.0% Senior Subordinated Notes due 2025 of the Company with an aggregate issue price of $7,450,982.10 (the “Notes”) which shall include an aggregate original issue discount of $2,450,982.09, and (ii) warrants (the “Warrants”) to purchase 15,568,287 shares of the Company’s common stock, $0.0001 par value per share (such underlying shares, the “Warrant Shares”). The Warrants will have an exercise price of $0.4787 per share and will be exercisable immediately with a five year term. For any purchaser of the Notes that is a holder of January 2022 Notes (as defined in the Purchase Agreement), such purchaser will receive an additional original issue discount such that the purchaser will have paid $750 for each $1,000 of the aggregate principal amount of their January 2022 Notes and the warrants issued to such purchaser in connection with the January 2022 Notes will be exercisable commencing on the date of the Purchase Agreement.

The aggregate gross proceeds to the Company from the offer and sale of the Notes and Warrants will be approximately $5.0 million and aggregate net proceeds to the Company will be approximately $4.6 million, after deducting commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for (i) the continuation of commercialization activities related to the Company’s commercial product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel, (ii) the continuation of its pivotal Phase 3 clinical trial “EVOGUARD”, evaluating EVO100 (L-lactic acid, citric acid, and potassium bitartrate) vaginal gel for the prevention of chlamydia and gonorrhea in women and related development activities, and (iii) general corporate purposes and other capital expenditures.

The Notes carry an interest rate of 5% per annum (which may increase to 18% upon and during the continuance of an event of default). The Notes may be prepaid, in whole or in part, at the Company’s option together with all accrued and unpaid interest and fees (including any breakage costs) as of the date of the repayment in accordance with the terms of the Notes. As further described in the Notes, amounts due under the Purchase Agreement and Notes not paid when due will also result in 18.0% late charges, and the holders of the Notes may also require the Company to redeem the Notes upon the occurrence of and during the continuation of an event of default with a redemption premium of 25%. The holders of the Notes may, subject to certain 25% and other limitations, require the Company to redeem or exchange the Notes upon the occurrence of certain subsequent transactions, as further described in the Notes.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on effecting variable rate transactions so long as the Notes are outstanding. Also, pursuant to the terms of the Purchase Agreement, the Purchasers have certain rights to participate in subsequent issuances of the Company’s securities, subject to certain exceptions.

The Notes and Warrants will be offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-258321), which was originally filed with the Securities and Exchange Commission on July 30, 2021, and was declared effective on August 5, 2021. The Company expects the closing of the sale and issuance of the Notes and Warrants to occur on or about March 2, 2022, subject to the satisfaction of certain customary closing conditions set forth in the Securities Purchase Agreement.

There is no established trading market for the Notes or Warrants, and the Company does not intend to list the Notes or Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Notes and Warrants may be extremely limited.

The foregoing descriptions of the Purchase Agreement, Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Purchase Agreement, the Form of Warrant

and the Form of Senior Subordinated Note are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference.

The Company is filing the opinion of its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the issuance and sale of the Notes, Warrants and Warrant Shares as Exhibit 5.1 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

	Exhibit No.	Description
*	4.1	Form of Warrant
	4.2	Form of Senior Subordinated Note
	5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
*	10.1	Form of Securities Purchase Agreement
	23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: March 1, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer